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                                                                     EXHIBIT 5.1


                      Heller Ehrman White & McAuliffe LLP
                             525 University Avenue
                           Palo Alto, CA  94301-1900

                               October 13, 2000


Catalytica Combustion Systems, Inc.
430 Ferguson Drive
Mountain View, California  94043-5273

                      Registration Statement on Form S-1
                      ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Catalytica Combustion Systems, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (the "Form S-1") which the Company filed with the Securities and Exchange Commission (the "Commission") on August 29, 2000, as amended by Amendment No. 1 thereto filed with the Commission on September 6, 2000, and as further amended by Amendment No. 2 thereto to be filed with the Commission on or about October 13, 2000 (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, 18,333,333 shares of its Common Stock, $.0005 par value (the "Shares"), which consist exclusively of shares of Common Stock held by its parent corporation, Catalytica, Inc. (the "Selling Stockholder").

     We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

     In rendering our opinion, we have examined the following records, documents and instruments:

     (a) (i) The Certificate of Incorporation of the Company certified by the Delaware Secretary of State as of October 9, 2000, and certified to us by an officer of the Company as being complete and in full force as of the date hereof (the "Current Certificate"); and (ii) the Amended and Restated Certificate of Incorporation of the Company in the form of Exhibit 3.1 to the Registration Statement and certified to us by an officer of the Company as the form of the Amended and Restated Certificate of Incorporation to be filed with the Delaware Secretary of State immediately prior to the distribution of the Shares by the Selling Stockholder (the "Amended Certificate");

     (b) (i) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date hereof
(the "Current Bylaws"); and (ii) the Amended and Restated Bylaws of the Company in the form of Exhibit 3.2 to the Registration Statement and certified to us by an officer of the Company as being complete and in full force and effect as of the date the Shares are distributed by the Selling Stockholder (the "Amended Bylaws");
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                                             Catalytica Combustion Systems, Inc.
                                                                October 13, 2000
                                                                          Page 2

     (c) A Certificate of an officer of the Company: (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, and stockholders of the Company relating to the Shares, and the Registration Statement; and (ii) certifying as to certain factual matters;

     (d) The agreements between the Company and the Selling Stockholder pursuant to which the Selling Stockholder did or will purchase the Shares from the Company; and

     (e)  The Registration Statement.

     This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that: (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold; (ii) the consideration stated in the agreements between the Selling Stockholder and the Company; pursuant to which the Shares were originally purchased from the Company by the Selling Stockholder, was fully paid for each Share and such consideration in respect of each Share included payment of cash or other lawful consideration at least equal to the par value thereof; (iii) appropriate certificates evidencing the Shares will be executed and delivered by the Company following the distribution of the Shares by the Selling Stockholder; and (iv) all applicable securities laws are complied with, it is our opinion that the Shares have been legally authorized for issuance and when sold by the Selling Stockholder, the Shares will be legally issued, fully paid and nonassessable.

     This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and all amendments thereto.

                                  Very truly yours,


                                  /s/ Heller Ehrman White & McAuliffe, LLP